___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2012

LEGAL LIFE PLANS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-119915	20-1499421
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

11650 South State Street, Ste 240 Draper, Utah	84020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 816-2533

_____________________Nano Dimensions, Inc.______________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

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Item 1.01	Entry into a Material Definitive Agreement

On March 20, 2012, Legal Life Plans, Inc., a Delaware Corporation (hereafter, the “Company”) entered into an agreement to acquire all of the outstanding shares of Legal Life Plans, Inc., a Utah Corporation (hereafter, “LLP Utah”), in exchange for 1,000,000 shares of Series A Preferred Stock, 18,000,000 shares of Series B Preferred Stock (collectively, the “Preferred Stock”), and 91,000,000 shares of restricted common stock (the”Common Stock”), of the Company, as well as $180,000 in cash consideration. (such transaction is hereafter referred to as the “Acquisition”).

Item 3.02	Unregistered Sales of Equity Securities

On March 20, 2012, the Board of Directors (hereafter, the “Board”) of the Company approved the issuance of the Preferred Stock, and the Common Stock, as well as $180,000 in cash consideration in connection with the Acquisition described in Item 1.01 above, to be held in escrow pending the satisfaction of conditions to closing.

Item 3.03 Material Modification to Rights of Security Holders

On March 20, 2012, the Board approved the issuance of the Preferred Stock, and Common stock of the Company as described in Item 1.01 above.

On March 20, 2012, the Board approved the filing of a Certificate of Designation to the Company’s Certificate of Incorporation in respect of its Series B Preferred Stock, The Series B Preferred Stock contains certain rights, preferences, privileges, restrictions and other characteristics as further detailed in the Certificate of Designation to the Company’s Certificate of Incorporation attached as an exhibit to this Current Report. Significantly, although the Series B Preferred Stock carries no dividend, distribution, liquidation, or rights of conversion into common stock, each share of Series B Preferred Stock holds 1 vote per share.

Item 5.01	Changes in Control of Registrant

On March 20, 2012, the Board cancelled 200 shares of Series A Preferred Stock of the Company formerly held by the Company’s CEO Chene Gardner. In addition, as described in Item 1.01 above, pursuant to the Acquisition, the Board approved the issuance of 500,000 shares of the Company’s Series A Preferred Stock to Scott Weissman and 500,000 shares of the Company’s Series A Preferred Stock David Luther. Although the Series A Preferred Stock carries no dividend, distribution, or liquidation rights, and is not convertible into common stock, each share of Preferred Stock carries 1,000,000 votes per share and is entitled to vote with the Company’s common stockholders on all matters upon which common stockholders may vote. As a result of the purchase and sale of the Preferred Stock, Mssrs. Weissman and Luther hold a controlling beneficial interest in the Company, and may unilaterally determine the election of the Board and other substantive matters requiring approval of the Company’s stockholders.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 20, 2012, Chene C. Gardner and Clayton Barlow resigned from the Board of Directors of the Company. Mssrs. Gardner and Barlow were appointed to the Board on July 30, 2009.

Also on March 20, 2012, the Board of Directors appointed Scott Weissman, John Thomas, and Joseph Toro to the Board of Directors of the Company. The Board of Directors also appointed Scott Weissman as Chief Executive Officer and Secretary. A summary of the background and business experience of Mssrs. Weissman, Thomas and Toro is as follows:

Scott Weissman. Mr. Weissman, age 35, has approximately 15 years experience in investment banking and asset management. In addition to his role as CEO of Legal Life Plans, Inc, Mr. Weissman has been the CEO of Green Light Equity Partners LLC, a Miami based private equity and consulting firm from July 2006 to the present. Mr. Weissman has been Chairman and Managing Director of Tiger Eye Holdings Hong Kong LTD, a real estate holding company which currently has a real estate portfolio of approximately 10 Billion USD from January 2010 to the present. Mr. Weissman does not manage any of the day-to-day operations for Green Light or Tiger Eye. From April 2007 to September 2010, Mr. Weissman acted as President of Law America, Inc., a subscription legal services provider. Mr. Weissman has a permanent injunction from association with any FINRA member as a registered representative.

John Thomas. Mr. Thomas, age 39, Mr. Thomas practices law specializing in general corporate law, securities, and mergers and acquisitions for his law firm, John D. Thomas P.C. From March 2008 until March 2012, Mr. Thomas served as a member of the board of directors and chairman of the audit committee of Bayhill Capital, Inc. (BYHL.OB), a filer of reports pursuant to 13(a) and 15(d) of the Securities Exchange Act of 1934. From July, 2009 to May, 2011, Mr. Thomas served as a member of the board of directors of Vican Resources, Inc. (VCAN.OB), a filer of reports pursuant to 13(a) and 15(d) of the Securities Exchange Act of 1934.From May 2006 to June 2008, Mr. Thomas was the director of the microcap division for MCC Global NV (FSE: IFQ2), an international financial services and investment conglomerate based in London and traded on the Geregeltermarkt of the Frankfurt Stock Exchange. He has also been general legal counsel for Legal Life Plans, Inc., (LLFP.OB) since May, 2004, a filer of reports pursuant to 13(a) and 15(d) of the Securities Exchange Act of 1934. Since August 2009, Mr. Thomas has been a member of the board of directors of London Pacific & Partners, Inc. (OTC: LDPP), a Los Angeles and London-based investment and advisory firm specializing in healthcare and hospitality finance. In August, 2009, Mr. Thomas entered into a settlement with the Commodity Futures Trading Commission wherein Mr. Thomas consented to an order of permanent injunction from his future involvement in commodity pools trading and commodities operations. Mr. Thomas holds a Juris Doctor degree from Texas Tech University School of Law and is licensed to practice law in Texas and Utah.

Joseph Toro. Mr. Toro, age 27, has 10 years experience in mortgage banking and financial consulting. He started his career in New York City with Southern Star Mortgage as a loan officer from 2004 to December 2004 and was promoted to office manager overseeing 50 mortgage brokers from January 2005 to March,2006. Mr. Toro has also worked with North Side Capital from January 2007 to July 2008, US Mortgage Bankers from 2007 to August 2008, South West Capital from September 2007 to July 2008 and Keep Living in Your Home Inc. from August 2008 to the present. Mr. Toro's expertise includes financial preparation and reporting, loan mitigation, commercial and residential loan origination, and office management and training. Mr. Toro achieved a BA at John Jay School of Criminal Justice in New York City.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 20, 2012, the Board approved the Certificate of Designation to the Company’s Certificate of Incorporation in respect of its Series B Preferred Stock. The Series B Preferred Stock contains certain rights, preferences, privileges, restrictions and other characteristics as further detailed in the Certificate of Designation to the Company’s Certificate of Incorporation as an exhibit to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1 Certificate of Designation to the Certificate of Incorporation of Legal Life Plans, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Legal Life Plans, Inc.

Date: March 26, 2012	By:	/s/ Scott Weissman
Scott Weissman Chief Executive Officer